                                                                    Exhibit 10.2


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                         MULTICURRENCY CREDIT AGREEMENT

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                           Dated as of 26 August 1999




                                      among

                              Carboline Europe Ltd.
                               Martin Mathys N.V.
                               Radiant Color N.V.
                                RPM Belgium N.V.
                                 RPM Europe B.V.
                              RPM Holdings UK Ltd.
                              RPM/Lux Consult S.A.
                               RPOW (France) S.A.
                                  RPOW UK Ltd.
                            Stonhard Deutschland GmbH
                                   Tremco Ltd.

                                       and

                                    RPM, Inc.

                                       and

                               Deutsche Bank S.A.
                             Deutsche Bank AG London

                                TABLE OF CONTENTS
                                -----------------



PRELIMINARY STATEMENT                                                       4
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Article I  -  DEFINITIONS AND ACCOUNTING TERMS                              4
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1.1.     CERTAIN DEFINED TERMS                                         4
1.2.     ACCOUNTING TERMS                                             12
1.3.     CURRENCY EQUIVALENTS GENERALLY                               13
1.4     AUTHORIZATION OF BORROWER REPRESENTATIVES                     13


Article II  -  THE FACILITY                                                13
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2.1.     THE DRAWINGS                                                 13
2.2.     FACILITY FEE                                                 14
2.3.     VOLUNTARY REDUCTION OF THE COMMITMENT                        14
2.4.     INCREASED COSTS                                              14
2.5.     TAXES                                                        15
2.6.     ILLEGALITY                                                   16
2.7.     SHARING OF PAYMENTS                                          17
2.8.     EVIDENCE OF INDEBTEDNESS                                     18


Article III - MAKING AN ADVANCE                                            18
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3.1.     DRAWDOWN                                                     18
3.2.     PREPAYMENTS                                                  19
3.3.     FUNDING LOSSES                                               19
3.4.     REPAYMENT                                                    20
3.5.     INTEREST                                                     20


Article IV  -  ISSUING A GUARANTEE                                         20
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4.1.     ISSUE                                                        21
4.2.     FEE                                                          21


Article V  -  ISSUING A LETTER OF CREDIT                                   21
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5.1.     ISSUE                                                        22
5.2.     FEE AND/OR INTEREST                                          22


Article VI  -  GUARANTY                                                    22
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6.1.     GUARANTY                                                     22

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6.2.     GUARANTY ABSOLUTE                                               23
6.3.     WAIVER                                                          23
6.4.     SUBROGATION                                                     24


Article VII  -  CONDITIONS OF LENDING                                         24
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7.1.     CONDITION PRECEDENT TO DRAWINGS                                 24
7.2.     CONDITIONS PRECEDENT TO EACH DRAWING                            25


Article VIII  -  REPRESENTATIONS AND WARRANTIES                               25
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8.1.     DUE ORGANIZATION                                                25
8.2.     DUE AUTHORIZATION                                               26
8.3.     NO GOVERNMENTAL APPROVAL                                        26
8.4.     ENFORCEABLE AGREEMENT                                           26
8.5.     FINANCIAL INFORMATION                                           26
8.6.     LITIGATION                                                      26
8.7.     MARGIN STOCK                                                    27
8.8.     NO DEFAULT                                                      27
8.9.     ERISA COMPLIANCE                                                27
8.10.     TITLE TO PROPERTIES                                            27
8.11.     TAXES                                                          28
8.12.     ENVIRONMENTAL MATTERS                                          28
8.13.     USE OF PROCEEDS                                                28
8.14.     REGULATED ENTITIES                                             29
8.15.     SUBSIDIARY BORROWERS                                           29
8.16.     INSURANCE                                                      29
8.17.     COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC.             29
8.18.     YEAR 2000                                                      29
8.19.     REIMBURSEMENT OF THE DECEMBER14, 1993 CREDIT AGREEMENT         30


Article IX  -  AFFIRMATIVE COVENANTS                                          30
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9.1.     FINANCIAL STATEMENTS                                            30
9.2.     CERTIFICATES; OTHER INFORMATION                                 30
9.3.     NOTICES                                                         31
9.4.     PRESERVATION OF CORPORATE EXISTENCE RIGHTS                      32
9.5.     INSURANCE                                                       33
9.6.     PAYMENT OF OBLIGATIONS                                          33
9.7.     COMPLIANCE WITH LAWS                                            33
9.8.     INSPECTION OF PROPERTY AND BOOKS AND RECORDS                    34
9.9.     USE OF DRAWINGS                                                 34
9.10.     FURTHER ASSURANCES                                             34


Article X  -  NEGATIVE COVENANTS                                              34
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10.1.     LIENS, ETC.                                                    34

10.2.     MERGERS, CONSOLIDATIONS AND DISPOSITIONS OF ASSETS            36
10.3.     USE OF PROCEEDS                                               36
10.4.     ACCOUNTING CHANGES                                            36
10.5.     LEVERAGE RATIO                                                36
10.6.     RATIO OF EBIT TO INTEREST EXPENSE                             37


Article XI  -  EVENTS OF DEFAULT                                             37
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11.1.     EVENTS OF DEFAULT                                             37
11.2.     REMEDIES                                                      39


Article XII  -  THE AGENT                                                    39
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12.1.     AUTHORIZATION AND ACTION                                      39
12.2.     AGENT'S RELIANCE, ETC                                         40
12.3.     DBSA AND AFFILIATES                                           40
12.4.     INDEMNIFICATION                                               40


Article XIII  -  MISCELLANEOUS                                               41
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13.1.     AMENDMENTS                                                    41
13.2.     NOTICES                                                       41
13.3.     NO WAIVER; REMEDIES                                           41
13.4.     EXPENSES                                                      41
13.5.     RIGHT OF SET-OFF                                              42
13.6.     JUDGMENT CURRENCY CONVERSIONS                                 42
13.7.     BINDING EFFECT                                                43
13.8.     PARTICIPATIONS                                                43
13.9.     EXECUTION IN COUNTERPARTS                                     44
13.10.     SEVERABILITY                                                 44
13.11.     GOVERNING LAW AND JURISDICTION                               44

                         MULTICURRENCY CREDIT AGREEMENT

This Multicurrency Credit Agreement (the "AGREEMENT") is entered into as of August 26, 1999 among:

(a) RPM, Inc., a corporation organized under the laws of the State of Ohio ("RPM"), as "GUARANTOR"; and
(b) - Carboline Europe Ltd., a corporation organized under the laws of United Kingdom,
    - Martin Mathys N.V., a corporation organized under the laws of Belgium,
    - Radiant Color N.V., a corporation organized under the laws of Belgium,
    - RPM Belgium N.V., a corporation organized under the laws of Belgium,
    - RPM Europe B.V., a corporation organized under the laws of the Netherlands,
    - RPM Holdings UK Ltd., a corporation organized under the laws of United Kingdom,
    - RPM/Lux Consult S.A., a corporation organized under the laws of Luxembourg,
    - RPOW (France) S.A., a corporation organized under the laws of France,
    - RPOW UK Ltd., a corporation organized under the laws of United Kingdom,
    - Stonhard Deutschland GmbH, a corporation organized under the laws of Germany, and
    - Tremco Ltd., a corporation organized under the laws of United Kingdom, each referred to hereinafter individually as a "BORROWER" and, collectively, as "BORROWERS"; and
(c) Deutsche Bank S.A. ("DBSA") and Deutsche Bank AG London ("DBL"), as "Lenders"; and
(d) Deutsche Bank S.A. ("DBSA") as agent (the "AGENT") for the Lenders hereunder.



                              PRELIMINARY STATEMENT

RPM has requested that the Lenders make drawings available to the Borrowers pursuant to the terms of this Agreement, which include, among other terms, a guaranty by RPM of any drawings made to such Borrowers. The Agent and Lenders have agreed to do so.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:



                  ARTICLE I - DEFINITIONS AND ACCOUNTING TERMS

1.1. Certain Defined Terms
--------------------------

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

       "ADVANCE" means an advance made, or to be made, under Section III.

       "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 15% or more of the voting equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person.

       "AGREEMENT" means this Multicurrency Credit Agreement.

       "ALLOCATION PERCENTAGE" means, with respect to DBSA, 80%, and, with respect to DBL, 20%.

       "ALTERNATIVE CURRENCY" means the British sterling (or GBP) or the United States dollar (USD) as the case may be.

       "BORROWER REPRESENTATIVE" means any of the following: Keith R. Smiley, Frank C. Sullivan and David P. Reif.

       "BUSINESS DAY" means a day (other than a Saturday or a Sunday) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open for dealing in inter-bank deposits, with respect to a transaction involving Euro and (a) with respect to a transaction in GBP, is also a day on which dealings are carried on in the London interbank market and (b) with respect to a transaction in USD, is also a day on which dealings are carried in the interbank markets of London and New York City.

         "CAPITAL LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

       "CLOSING DATE" means the date of execution of this Agreement.

       "CODE" means the U.S. Internal Revenue Code of 1986, and regulations promulgated thereunder.

       "COMMITMENT" means the amount of 25,000,000 (twenty five million) Euro or its equivalent in an Alternative Currency, to the extent not cancelled, reduced or transferred under this Agreement.

       "COMMITMENT PERIOD" means the period from and including the date of this Agreement until but excluding the Final Maturity Date.

       "COMPLIANCE CERTIFICATE" means a certificate delivered to the Agent by RPM pursuant to Section 9.2(a), substantially in the form of Schedule 3.

         "CONSOLIDATED EBIT" means, for any period, determined on a consolidated basis for the Guarantor and its Subsidiaries, net operating income of the Guarantor and its Subsidiaries (calculated before provision for income taxes, interest expense, extraordinary items and income attributable to equity in affiliates) for such period.

       "CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum (determined without duplication) of the aggregate amount of interest accruing during such period on Indebtedness of the Company and its Subsidiaries (on a consolidated basis), including the interest portion of payments under Capital Lease Obligations and any capitalized interest, and excluding amortization of debt discount and expense.

       "CONSOLIDATED NET INCOME (LOSS)" means, for any period, with respect to any Person, all amounts which would, in accordance with GAAP, be included in net income (loss) on the consolidated income statement of such Person and its Subsidiaries for such period.

       "CONSOLIDATED TOTAL ASSETS" means, with respect to any Person, as of the date of any determination thereof, the aggregate of all assets appearing on the balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP on a consolidated basis.

       "CONTRACTUAL OBLIGATIONS" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

       "CONTROLLED GROUP" means RPM and all Persons (whether or not incorporated) under common control or treated as a single employer with RPM pursuant to Section 414 of the Code.

       "DBL" means Deutsche Bank AG London.

       "DBSA" means Deutsche Bank S.A..

       "DEFAULT" means an event that with notice or lapse of time or both would become an Event of Default.

       "DRAWING" means a drawing on the Facility under form of an Advance, a Guarantee and/or a Letter of Credit made by any Lender to, or on behalf of, a Borrower.

       "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the alleged or actual presence, placement, migration, spillage, leakage, disposal, discharge, emission or release of any Hazardous Material at, in, or from property, whether or not owned by a Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

       "ENVIRONMENTAL LAWS" means all federal, national, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations, registration requirements and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental and land use matters or health and safety matters involving Hazardous Materials.

         "ENVIRONMENTAL LIABILITIES" shall mean all liabilities in connection with or relating to the business, assets, presently or previously owned or leased property, activities (including, without limitation, off-site disposal) or operations of the Guarantor and each Subsidiary, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters covered by Environmental Laws.

       "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated and rulings issued thereunder.

       "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with a Borrower within the meaning of Section 414 (b), 414 (c) or 414 (m) of the Code.

       "ERISA EVENT" means (a) with respect to any Qualified Plan or Multiemployer Plan, an event set forth in Section 4043 of ERISA or the regulations thereunder other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC; (b) a withdrawal by a Borrower or any ERISA Affiliate from a Qualified Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by a Borrower or any ERISA Affiliate from a Multiemployer Plan or cessation of operations at a facility by a Borrower or an ERISA Affiliate described in Section 4062(e) of ERISA; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by a Borrower or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (i) a non-exempt prohibited transaction occurs with respect to any Plan for which a Borrower or any Subsidiary of a Borrower could reasonably be expected to be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which a Borrower or any member of the Controlled Group could reasonably be expected to be directly or indirectly liable.

       "EUR and "Euro" each means the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

       "EVENT OF DEFAULT" has the meaning specified in Section 11.1.

       "FINAL MATURITY DATE" means the 364th calendar day after the date on which the Bank serves notice of cancellation of the Agreement on the Borrowers or, if such date is not a Business Day, the immediately preceding Business Day.

       "FACILITY" means the multicurrency credit facility, the terms of which are set out in this Agreement.

       "GAAP" means generally accepted accounting principles in the United States as set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), consistently applied.

       "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

       "GUARANTEE" means a guarantee made, or to be made, upon Section IV.

       "HAZARDOUS MATERIALS" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, hazardous chemicals, special waste, hazardous substance, hazardous material, regulated substance, or toxic substance, or petroleum or petroleum derived substance or waste.

       "IBOR" means the rate per annum determined by the Agent as the rate for deposits for a period comparable to the relevant Interest Period which appears, for an Advance in EURO, on the Telerate page 248 at 11:00 a.m., Brussels time, or, in case of an Advance in an Alternative Currency, on the Telerate page 3750 at 11:00 a.m. London time, two Business Days before the first day of such Interest Period. If no such offered rates appear on the relevant Telerate page for the relevant currency and period, IBOR will be determined as the average rate of interest per annum (a) at which deposits in EURO are offered by the principal office of DBSA to prime banks in the Brussels interbank market at 11:00 a.m. (Brussels time) or (b) at which deposits in the Alternative Currency are offered by the principal office of Deutsche Bank in London, United Kingdom to prime banks in the London interbank market at 11:00 a.m. (London time) two

Business Days before the first day of such Interest Period in an amount substantially equal to such Advance and for a period comparable to such Interest Period. The Agent may nominate an alternative source of screen rates if these pages are replaced by others which display the rates for inter-bank deposits offered by leading banks.

         "INDEBTEDNESS" of any Person means, without duplication, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services, other than accounts payable (other than for borrowed money) incurred in the ordinary course of business; (ii) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person (whether or not such obligations are contingent); (iii) Capital Lease Obligations of such Person; (iv) obligations of such Person to redeem or otherwise retire shares of capital stock of such Person; (v) indebtedness of others of the type described in clause (i), (ii), (iii) or (iv) above secured by a Lien on the property of such Person, whether or not the respective obligation so secured has been assumed by such Person; and (vi) indebtedness of others of the type described in clause (i), (ii), (iii) or (iv) above Guaranteed by such Person.

       "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. federal, state or foreign law, including the U.S. Bankruptcy Code.

       "INTEREST PAYMENT DATE" means, with respect to any Advance, the last day of an Interest Period applicable to such Advance.

       "INTEREST PERIOD" means, with respect to any Advance, the period commencing on the Business Day the Advance is disbursed to, but not excluding, the Maturity Date, provided that:

       (a) if any Interest Period pertaining to an Advance would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

       (b) any Interest Period pertaining to an Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

       (c)   no Interest Period shall extend beyond the Termination Date.

       "LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its Lending Office beneath its name on its signature page hereto or such other office of such

Lender as such Lender may from time to time specify to the Borrowers, the Agent and the Lenders.

       "LENDER DRAWING PERCENTAGES" has the meaning specified in Schedule 1.

       "LETTER OF CREDIT" means an import letter of credit made, or to be made, under Section V.

       "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or other security interest (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing.

       "MARGIN" means, for each Advance, 0.45% per annum.

       "MARGIN STOCK" means "margin stock" as such term is defined in Regulation T, U or X of the U.S. Federal Reserve Board.

       "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect on the condition (financial or otherwise), results of operations, properties, assets, liabilities (including, without limitation, tax and ERISA liabilities and Environmental Liabilities), business, operations, capitalization, shareholders' equity, franchises or prospects of the Guarantor or any Borrower and its Subsidiaries, taken as a whole; or (ii) a material adverse effect on the ability of the Guarantor or any Borrower taken as a whole to perform its obligations under the Agreement.

       "MATURITY DATE" means:
       (a) with respect to an Advance, the date on which that Advance becomes due and payable pursuant to the terms thereof. If that date is not a Business Day, the Maturity Date shall be extended to the next Business Day, unless such Business Day falls after the Final Maturity Date, in which case the Maturity Date shall be brought back to the immediately preceding Business Day;
       (b) with respect to a Guarantee, the date on which that Guarantee expires pursuant to the term thereof.

       "MULTIEMPLOYER PLAN" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

       "NOTICE OF DRAWING" means a notice given by a Borrower to the Agent pursuant to Section 3.1, 4.1 and 5.1, in substantially the form of Schedule 4.

       "OBLIGATIONS" means all Drawings, and other Indebtedness, liabilities, obligations, covenants and duties owing by the Borrowers to any Lender, the Agent, or any other Person required to be indemnified hereunder, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, whether or not for the payment of money, whether arising by reason of an extension of credit, a loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

       "ORIGINAL EURO AMOUNT" means in relation to a Drawing:
       (a) if that Drawing is denominated in Euro, the amount of that Drawing;
       (b) if that Drawing is denominated in an Alternative Currency, the equivalent in Euro of the amount of that Drawing calculated at the spot exchange rate for the purchase of the relevant Alternative Currency in the Brussels foreign exchange market with Euro at 11:00 a.m. two Business Days before the first day of the Drawing.

       "OTHER TAXES" has the meaning specified in Section 2.5(b).

       "PBGC" means the U.S. Pension Benefit Guaranty Corporation.

       "PAYMENT OFFICE" means, for Euro, DBSA's office in Brussels, Belgium, located on the date hereof at 17 Avenue Marnix, 1000 Brussels, and, for any Alternative Currency, such office of Deutsche Bank as shall be from time to time selected by the Agent and notified by the Agent to the Borrowers and the Lenders.

       "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

       "PLAN" means an employee pension benefit plan (other than a Multiemployer
Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained or contributed to, by the Guarantor or any member of the Controlled Group for employees of the Guarantor or any member of the Controlled Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by the Guarantor or any Person which was at such time a member of the Controlled Group for employees of any Person which was at such time a member of the Controlled Group.

       "PERMITTED LIENS" has the meaning specified in Section 10.1.

       "QUALIFIED PLAN" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

       "SEC" means the Securities and Exchange Commission of the United States of America.

       "SUBSIDIARY" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

       "SIGNIFICANT SUBSIDIARY" means at any time any Subsidiary of the Guarantor which would meet the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the SEC.

       "SUBSIDIARY OBLIGATIONS" means Obligations that are owed by any Subsidiary Borrower.

       "TAXES" has the meaning specified in Section 2.5(a).

       "TERMINATION DATE" means the earlier of the Final Maturity Date or the date of termination in whole of the Commitment pursuant to Section 2.3 or 11.2.

       "UCC" means the Uniform Commercial Code as promulgated by the American Law Institute and the National Conference of commissioners on Uniform State Laws in the United States.

       "UNFUNDED PENSION LIABILITIES" means, with respect to any Plan, at any time, the amount (if any) by which (i) the value of all benefits liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such benefits under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Guarantor or any member of the Controlled Group to the PBGC or any other Person under Title IV of ERISA.

       "UNITED STATES" and "U.S." each means United States of America.

       "WHOLLY-OWNED SUBSIDIARY" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by a Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.

       "WITHDRAWAL LIABILITIES" means, as of any determination date, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA if the Controlled Group made a complete withdrawal from all Multiemployer Plans and any increase in contributions pursuant to Section 4243 of ERISA.


1.2. Accounting Terms
---------------------

All accounting terms not specifically defined herein shall be construed in accordance with GAAP as consistently applied in the preparation of the financial statements referred to in Section 8.5.


1.3. Currency Equivalents Generally
-----------------------------------

For all purposes of this Agreement, the equivalent in any Alternative Currency of an amount in Euro shall be determined at the rate of exchange quoted by Deutsche Bank S.A. in Brussels, Belgium, at 11:00 a.m. (Brussels time) two Business Days before the date of determination, to prime banks in Brussels for the spot purchase in the Brussels foreign exchange market of such amount of Euro with such Alternative Currency.

1.4 Authorization of Borrower Representatives
---------------------------------------------

For purposes of this Agreement including, without limitation, Section 3.1 of this Agreement, each of the Borrowers hereby: (i) authorizes each of the Borrower Representatives to make such requests, give such notices or furnish such certificates as may be required by this Agreement for the benefit of any or all of the Borrowers and (ii) authorizes the Agent to treat such requests or notices given or made by a Borrower Representative being given or made by such Borrower for purposes of this Agreement.

Unless otherwise agreed to by the Agent, and except as for purposes of Article IV and Article V, the Borrower Representative shall be the only party entitled to give such notices or make such requests directly to the Agent for purposes of this Agreement.

Each of the Borrowers agrees to be bound by all requests and notices and other such actions by a Borrower Representative and agrees that all notices to and demands upon a Borrower Representative shall constitute effective notice to and demand upon the Borrowers for all purposes hereof. In each case, the Agent and the Banks shall be entitled to rely upon all notices, requests or certificates made by a Borrower Representative pursuant to the provisions of this Agreement as being made or furnished on behalf of, and with the effect of irrevocably binding, the Borrowers.



                            ARTICLE II - THE FACILITY

2.1. The Drawings
-----------------

(a) On the terms and conditions hereinafter set forth each Lender severally agrees during the Commitment Period to make Advances to the Borrowers, or issue Guarantees or Letters of Credit on behalf of the Borrowers, in accordance with the "Lender Drawing Percentages" set forth in Schedule 1 hereto, denominated in Euro and/or Alternative Currency up to an aggregate Original Euro Amount not exceeding the Commitment at that time.

(b) The aggregate amount of all Lenders' Drawings shall not exceed (whether in Euro or in one or more Alternative Currencies) at any time outstanding the aggregate Original Euro

       Amount of EUR 25,000,000 (twenty five million Euro) (as such amount may be reduced from time to time pursuant to Section 2.3).

(c) Each Drawing shall be in an aggregate amount not less than EUR 250,000 (or the equivalent thereof in any Alternative Currency) and shall consist of Drawings made to the same Borrower on the same day by the Lenders ratably according to the Lender Drawing Percentages.

(d) During the existence of a Default or Event of Default, no Borrower may elect to have a new Drawing made.

(e) Each Borrower is severally liable for its own Drawings, and each Borrower is not a guarantor of the Drawings made to the other Borrowers.


2.2. Facility Fee
-----------------

RPM agrees to pay to the Agent from the Closing Date a facility fee equal to 0.15% per annum of the Commitment, payable quarterly in advance.


2.3. Voluntary Reduction of the Commitment
------------------------------------------

RPM shall have the right, upon at least three (3) Business Days' notice to the Agent, to terminate in whole or reduce in part the unused portion of the Commitment; provided, however, that each partial reduction shall be in the aggregate amount of EUR 1,000,000 or an integral multiple of EUR 1,000,000 in excess thereof.


2.4. Increased Costs
--------------------

(a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Drawings, then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to RPM and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

(b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrowers shall immediately pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to RPM and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.


2.5. Taxes
----------

(a) Any and all payments by the Borrowers hereunder shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

       If the Borrowers, any Lender or the Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable by the Borrowers shall be increased as may be necessary so that after the Borrowers, such Lender or the Agent has made all required deductions (including deductions applicable to additional sums payable under this Section 2.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers, such Lender or the Agent shall make such deductions and (iii) the Borrowers or the Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

       The Agent hereby confirms that, at the Closing Date, there is no deduction or withholding applicable of taxes for any payment under this Agreement.

(b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by such Borrower or by the Agent hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

(c) Each Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
       Section 2.5) paid by such Lender or the Agent

       (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

(d) Within 30 days after the date of any payment by any Borrower of Taxes, such Borrower will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of payments by such Borrower hereunder, such Borrower, upon reasonable request by Agent, will furnish to the Agent a certificate from each appropriate taxing authority, unless it shall have previously delivered an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes. In the event of a change in circumstances or law affecting the conclusions stated in any such opinion, another opinion of counsel acceptable to the Agent shall be delivered to the Agent by the affected Borrower.

(f) In order to avoid the occurrence, or minimize the amount, of any Taxes or Other Taxes, each Lender agrees to designate a different Lending Office with respect to its Advances if such designation will reduce or prevent the occurrence of such Taxes or Other Taxes and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

(g) If (i) a Borrower is required to withhold taxes with respect to any Lender pursuant to Section 2.5, (ii) any Lender has demanded compensation under Section 2.4, (iii) the obligation of any Lender to make Drawings has been suspended pursuant to Section 2.4 or Section 2.6, and so long as no Default shall have occurred and be continuing, the Borrower shall have the right to request one or more substitute banks, financial institutions or funds (which may be one or more of the Lenders) reasonably satisfactory to the Agent to purchase such Lender's Drawing by paying to such Lender an amount equal to all of the obligations of the Borrower to such Lender hereunder including, without limitation, principal and accrued interest and fees. Any costs or expenses incurred by the Agent in connection with assisting the Borrower pursuant hereto shall be paid upon demand by such Borrower. The Agent shall respond promptly to any request by a Borrower for its consent to a substitute for a Lender.


2.6. Illegality
---------------

(a) If any Lender determines that the introduction of any law or regulation, or any change in any law or regulation or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending office to make Drawings under the Agreement, then, on notice thereof by the Lender to the Borrowers through the Agent, the obligation of that Lender to make Drawings shall be suspended until the Lender has notified the Agent and the Borrowers that the circumstances giving rise to such determination no longer exists.

(b) If a Lender determines that it is unlawful to maintain any Advance, the Borrowers shall prepay in full all Advances of that Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Lender may lawfully continue to maintain such Advances to such day, or immediately, if the Lender may not lawfully continue to maintain such Advances.

(c) If a Lender determines that it is unlawful to maintain any Guarantee or Letter of Credit, the Borrowers shall take all the appropriate measures to cancel such Guarantee or Letter of Credit and shall pay all due interest and/or fees.

(d) Before giving any notice to the Agent pursuant to this Section 2.6, the affected Lender shall designate a different Lending Office with respect to its Drawings if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.


2.7. Sharing of Payments
------------------------

(a) If any Lender obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Drawings made by it in excess of its ratable share of payments on account of the Drawings obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Drawings made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, PROVIDED, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.7(a) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The provisions of this Section 2.7(a) shall survive the payment of all Obligations.

(b) If the Agent or any Lender receives a payment insufficient to discharge all the amounts then due and payable by the Borrower or either the Guarantor under this Agreement, the Agent or the Lender agrees to apply that payment towards the obligations of the Borrower or that Guarantor under this Agreement in the following order:

       (i) first, in or towards payment of unpaid costs or expenses of the Agent in its capacity as such under or in connection with this Agreement;
       (ii) secondly, in or towards payment of any facility fee due but unpaid under Section 2.2;
       (iii) thirdly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;
       (iv) fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement;

       (v) fifthly, in or towards payment pro rata of any other sums due but unpaid under this Agreement.

       The Agent will vary the order set out in paragraphs (i) to (v) inclusive above if requested by all Lenders. The provisions of this Section 2.7(b) will override any appropriation made by the Borrower or either Guarantor.


2.8. Evidence of Indebtedness
-----------------------------

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Drawing made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Agent shall maintain a control account and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Drawing made hereunder, (ii) the name of the Borrower, (iii) the type of Drawing and the Interest Period applicable thereto and the currency in which such Drawings are made, (iv) the amount of any principal or interest or fee due and payable or to become due and payable from each Borrower to each Lender hereunder, and (v) the amount of any sum received by the Agent or the Lenders from the Borrowers hereunder and each Lender's share thereof.

(c) Such entries made by the Agent shall be conclusive and binding for all purposes, absent manifest error.



                         ARTICLE III - MAKING AN ADVANCE

3.1. Drawdown
-------------

(a) Each Advance shall be made on a Borrower's irrevocable written notice (or telephonic notice, promptly confirmed by a writing) delivered to the Agent in the form of a Notice of Drawing (which notice must be received by the Agent not later than 10:00 a.m. Brussels time) two Business Days prior to the requested date of a proposed Drawing consisting of Advances.

       The duration of an Advance shall be one, two, three, or six months.

       The Notice of Drawing shall specify (i) the requested date of such Advance, which shall be a Business Day, (ii) the name of the Borrower,
       (iii) the aggregate amount of such Advance, (iv) the currency of such Advance and (v) the Interest Period for each Advance to be made as part of such Drawing.

(b) The Agent shall notify each Lender upon receipt of a Notice of Drawing and of such Lender's pro rata share (pursuant to the Lender Advance Percentages) thereof, no later than 11:00 a.m. Brussels Time. If the Advance is in an Alternative Currency, the Agent shall also state the aggregate equivalent amount of such Advance in Euro and such Lender's ratable portion of such Advance.

(c) Each Lender shall, on the date of such Advance, make available its pro rata share (pursuant to the Lender Drawing Percentages) of the Advance in the requested currency.

(d) Within the limits of the Commitment, each Borrower may borrow, repay and re-borrow under this Section 2.2.


3.2. Prepayments
----------------

Prepayments of Advances are permitted on three Business Days' written notice to the Agent, PROVIDED, that any Borrower who prepays an Advance reimburses each Lender for its losses or expenses incurred or sustained as a consequence of such prepayment in accordance with Section 3.3.


3.3. Funding Losses
-------------------

The Borrowers agree to reimburse each Lender and to hold each Lender harmless from any loss or expense that such Lender sustains or incurs as a consequence of:

(i) the failure of any Borrower to make any payment or required prepayment of principal of any Advance (including payments made after any acceleration thereof);

(ii) the failure of any Borrower to borrow after such Borrower has given a Notice of Drawing;

(iii) the failure of any Borrower to make any prepayment permitted hereunder after giving notice thereof; or

(iv) the repayment of an Advance on a day which is not the last day of the Interest Period with respect thereto;

including any such loss or expense (including any loss of income) arising from the liquidation or reemployment of funds obtained by it to maintain its Advances hereunder or from fees payable to terminate the deposits from which such funds were obtained.

Reemployment costs shall include the amount (if any) by which the amount of interest which such Lender is able to obtain for the remainder of the period of the Advance by placing the principal amount repaid by the Borrower on deposit in the applicable interbank market is less than the amount of interest which would have accrued on the amount prepaid for the remaining period thereon if no repayment had taken place. A certificate delivered by the Agent as to the determination of the reemployment cost shall be conclusive and binding on the Borrower absent manifest error. Solely for purposes of calculating amounts payable by the Borrowers to the

Lenders under this Section 3.3, each Advance made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded by a matching deposit in Euro or an Alternative Currency or other borrowing in the interbank eurocurrency market for a comparable amount and for a comparable period, whether or not such Advance is in fact so funded.


3.4. Repayment
--------------

Each of the Borrowers will repay the Advances made to such Borrower on the Maturity Date of such Advance, provided that no Borrower shall be liable for any Advance made to any other Borrower. Provided further, if the Termination Date occurs prior to the Maturity Date, each of the Borrowers shall repay the principal amount of all Advances to such Borrower on the Termination Date.


3.5. Interest
-------------

(a) Each Borrower shall pay to the relevant Lender interest on the principal amount of each Advance made to it by such Lender from the date of such Advance until such Advance is paid in full, at a rate per annum equal to the sum of the appropriate IBOR for the relevant Interest Period plus the Margin.

(b) Interest on each Advance shall be paid in arrears on each Interest Payment Date relating to such Advance. During the existence of an Event of Default, interest shall be paid on demand.

(c) During the continuance of an Event of Default and after acceleration, the Borrowers shall pay interest on the principal amount of all Obligations due and payable at a rate per annum equal to 2% above the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due.

(d) The Agent shall give prompt notice to the Borrowers and the Lenders of the applicable interest rate; PROVIDED that any failure to do so shall not relieve the Borrowers of any liability hereunder or provide the basis for any claim against the Agent.

(e) All computations of fee and interest under this Agreement shall be made on the basis of a 360-day year or, where market practice otherwise dictates, a 365-day year, and actual days elapsed. Each determination of an interest rate by the Agent pursuant hereto shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.



                        ARTICLE IV - ISSUING A GUARANTEE

4.1. Issue
----------

(a) Each Guarantee shall be issued on a Borrower' or a Borrower Representative's irrevocable written notice (or telephonic notice, promptly confirmed by a writing) delivered to the Agent in the form of a Notice of Drawing (which notice must be received by the Agent not later than 10:00 a.m. Brussels time) five Business Days prior to the requested date of a proposed Drawing consisting of Guarantees.

       The duration of a Guarantee shall be up to 364 days.

       The Notice of Drawing shall specify (i) the requested date of such Guarantee, which shall be a Business Day, (ii) the name of the Borrower,
       (iii) the aggregate amount of such Guarantee and its currency, (iv) the name of the beneficiary and (v) the Maturity Date.

(b) The Agent shall promptly notify each Lender upon receipt of a Notice of Drawing and of such Lender's pro rata share (pursuant to the Lender Advance Percentages) thereof. If the Guarantee is in an Alternative Currency, the Agent shall also state the aggregate equivalent amount of such Guarantee in Euro and such Lender's ratable portion of such Guarantee.

(c) If a Lender is required to honor a Guarantee on behalf of a Borrower, such Borrower will pay such Lender the amount so honored, within 5 Business Days from the date in which such Borrower receives written notice from the Lender that such Guarantee was honored.


4.2. Fee
--------

(a) Each Borrower shall pay to the relevant Lender a fee for the issue of each Guarantee made to it by such Lender from the date of such Guarantee until its Maturity Date (as amended or extended by request of such Borrower), according to the terms specified by the Lender for that Guarantee, which terms shall be customary for such a transaction in such country.

 (b) During the continuance of an Event of Default and after acceleration, the Borrowers shall pay a fee on the principal amount of all Obligations due and payable at a rate per annum equal to 2% above the rate per annum required to be paid on such Guarantee immediately prior to the date on which such Event of Default occurs.

(c) The Lender shall give prompt notice to the Borrower of the applicable fee; PROVIDED that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against the Agent or the Lender.



                     ARTICLE V - ISSUING A LETTER OF CREDIT

5.1. Issue
----------

(a) Each Letter of Credit shall be issued on a Borrower' or a Borrower Representative's irrevocable written notice (or telephonic notice, promptly confirmed by a writing) delivered to the Agent in the form of a Notice of Drawing (which notice must be received by the Agent not later than 10:00 a.m. Brussels time) five Business Days prior to the requested date of a proposed Drawing consisting of Letter of Credit.

       The duration of a Letter of Credit shall be up to 364 days.

       The Notice of Drawing shall specify (i) the requested date of such Letter of Credit, which shall be a Business Day, (ii) the name of the Borrower,
       (iii) the aggregate amount of such Letter of Credit and its currency,
       (iv) the name of the beneficiary, (v) the type of Letter of Credit, and
       (vi) the Maturity Date.

(b) The Agent shall promptly notify each Lender upon receipt of a Notice of Drawing and of such Lender's pro rata share (pursuant to the Lender Advance Percentages) thereof. If the Letter of Credit is in an Alternative Currency, the Agent shall also state the aggregate equivalent amount of such Letter of Credit in Euro and such Lender's ratable portion of such Letter of Credit.


5.2. Fee and/or Interest
------------------------

(a) Each Borrower shall pay to the Lender fees and/or interest for the issue of each Letter of Credit made to it by such Lender from the date of such Letter of Credit until its Maturity Date, according to the terms specified by the Lender for that Letter of Credit, which terms shall be customary for such a transaction in such country.

(b) During the continuance of an Event of Default and after acceleration, the Borrowers shall pay an additional fee on the principal amount of all Obligations due and payable at a rate per annum equal to 2% above the rate per annum required to be paid on such Letter of Credit immediately prior to the date on which such Event of Default occurs.

(c) The Lender shall give prompt notice to the Borrower of the applicable interest and/or fee; PROVIDED that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against the Agent or the Lender.



                              ARTICLE VI - GUARANTY

6.1. Guaranty
-------------

RPM unconditionally and irrevocably guarantees the punctual payment and performance when due, in Euro (or the equivalent thereof in any Alternative Currency), whether at stated maturity, by acceleration or otherwise, of all Subsidiary Obligations.


6.2. Guaranty Absolute
----------------------

This is a guaranty of payment and not of collection. RPM guarantees that the Subsidiary Obligations will be paid strictly in accordance with the terms of this Agreement. The Obligations of RPM under this guaranty are independent of the Subsidiary Obligations, and a separate action or actions may be brought and prosecuted against RPM to enforce this guaranty, whether or not any action is brought against the Subsidiary Borrowers or whether the Subsidiary Borrowers are joined in any such action or actions. This guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Subsidiary Obligations is rescinded or must otherwise be returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of the Subsidiary Borrowers or otherwise, all as though such payment had not been made. The liability of RPM under this guaranty shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any other portion of this Agreement (including, without limitation, the validity or enforceability against the Subsidiary Borrowers of the Subsidiary Obligations) or any other agreement or instrument relating hereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Subsidiary Obligations, or any other amendment or waiver of or any consent to departure from this Agreement, including, without limitation, any increase in the Subsidiary Obligations resulting from the extension of additional credit to the Subsidiary Borrowers or otherwise;

(c) any change, restructuring or termination of the corporate structure or existence of any of the Subsidiary Borrowers; or

(d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Subsidiary Borrowers or a guarantor.




6.3. Waiver
-----------

RPM hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Subsidiary Obligations, and any requirement that the Lenders exhaust any right or take any action against the Subsidiary Borrowers or any other Person.

6.4. Subrogation
----------------

RPM hereby acknowledges and agrees that any obligations owed by any Subsidiary Borrower to RPM, now or hereafter arising, in connection with this Agreement or pursuant to this guaranty are hereby subordinated to the Indebtedness of the Subsidiary Borrowers to the Lenders and the Agent.

RPM hereby unconditionally agrees that until the payment and satisfaction in full of all the Subsidiary Obligations, RPM: (a) shall not exercise any right or remedy arising by reason of any performance by RPM of its guaranty in this
Article VI, whether by subrogation or otherwise, against the Subsidiary Borrowers or any security for any of the Subsidiary Obligations, and (b) shall promptly turn over to the Agent any funds or collateral received by RPM from the Subsidiary Borrowers on account of or relating to the Subsidiary Obligations or RPM's payment of any portion to the Subsidiary Obligations (and RPM shall hold any such funds or collateral in trust for the benefit of the Lenders until such funds or collateral are delivered to the Agent); PROVIDED, however, RPM shall not be obligated to turn over any funds or collateral received by RPM from the Subsidiary Borrowers in the ordinary course of business if such funds or collateral were not paid or delivered to RPM in connection with the Subsidiary Obligations.



                       ARTICLE VII - CONDITIONS OF LENDING

7.1. Condition Precedent to Drawings
------------------------------------

The obligation of the Lenders to make the Drawings is subject to the conditions precedent that the Borrower shall have paid all fees and expenses due on the Closing Date, and the Agent shall have received on or before the day of the initial Drawing the following, in form and substance satisfactory to the Agent and in sufficient copies for each Lender:

(a)    This Agreement, executed by all the Borrowers;

(b) Certified copies of the resolutions of the Board of Directors of RPM authorizing the Drawings provided for herein and the execution, delivery and performance of this Agreement; equivalent documents for each Subsidiary Borrower; and, with respect to all the Borrowers, certified copies of all documents evidencing other necessary corporate action and Governmental approvals, if any, with respect to this Agreement;

(c) Copies of the articles or certificate of incorporation of RPM, including all amendments thereto and copies of the by-laws of RPM as in effect on the Closing Date, with all amendments thereto, certified by the secretary or assistant secretary of RPM; and equivalent documents for each Subsidiary Borrower;

(d) An existence and/or good standing certificate for RPM from the Secretary of State of Ohio as of a recent date;

(e) A certificate of the secretary or an assistant secretary of RPM certifying the names and true signatures of the officers of each Borrower authorized to sign this Agreement and the other documents to be delivered hereunder;

(f) A favorable opinion of Calfee, Halter & Griswold LLP, General Counsel for RPM, substantially in the form of Schedule 5 hereto and as to such other matters as any Lender through the Agent may reasonably request; and

(g) Such other approvals, opinions or documents as the Agent or any Lender may request.


7.2. Conditions Precedent to Each Drawing
-----------------------------------------

The obligation of the Lenders to make a Drawing is subject to the satisfaction of the following conditions precedent on or before the date the relevant Drawing is to be made:

(a) With respect to each Drawing, the Agent shall have received a Notice of Drawing.

(b)    The representations and warranties made by the Borrowers contained in
       Article VIII shall be true and correct on and as of the date of each Drawing with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

(c) No Default or Event of Default shall exist or shall result from such Drawing.

(d)    The Borrowers shall have paid all fees and expenses due at such time.

Each Notice of Drawing submitted by a Borrower hereunder shall constitute a representation and warranty by such Borrower hereunder, as of the date of each such notice and as of the date of the making of each Drawing, that the conditions in this Section 7.2 are satisfied.



                  ARTICLE VIII - REPRESENTATIONS AND WARRANTIES

RPM represents and warrants to the Lenders and the Agent as follows:

8.1. Due Organization
---------------------

Each of the Guarantor and the Borrowers (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except in the case of such licenses, authorizations, consents and approvals, where the failure to obtain them would not have a Material Adverse Effect; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

8.2. Due Authorization
----------------------

The execution, delivery and performance by each of the Guarantor and the Borrowers of this Agreement are within such Guarantor and Borrowers' corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Guarantor and Borrowers' charter or by-laws or (ii) any law or contractual restriction binding on or affecting such Guarantor and Borrowers, in either case where such contravention would result in a Material Adverse Effect.


8.3. No Governmental Approval
-----------------------------

No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Guarantor and the Borrowers of this Agreement.


8.4. Enforceable Agreement
--------------------------

This Agreement is the legal, valid and binding obligation of the Guarantor and the Borrowers enforceable against the Guarantor and the Borrowers in accordance with its terms, except as the enforceability thereof may be limited by general public principles such as bankruptcy or Chapter 11 regulation.

The guaranty contained in Article VI is enforceable against RPM in accordance with its terms, except as the enforceability thereof may be limited by general public principles such as bankruptcy or Chapter 11 regulation.


8.5. Financial Information
--------------------------

The consolidated balance sheets of RPM and its Subsidiaries as of May 31, 1998, and the related consolidated statements of income and retained earnings of RPM and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Lender, fairly present in all material respects the financial condition of RPM and its Subsidiaries as at such date and the results of the operations of RPM and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since May 31, 1998, to the best of Guarantor's knowledge (after due enquiry) there has been no material adverse change in such condition or operations.


8.6. Litigation
---------------

There is (to the best knowledge of the Guarantor) no pending or threatened action or proceeding affecting RPM or any of its Subsidiaries before any court, Governmental Authority or arbitrator, that has not been previously disclosed in RPM's filings with the SEC, or that may result in a Materially Adverse Effect, or that purports to affect the legality, validity or enforceability of this Agreement as to any one of the Guarantor and the Borrowers, except as disclosed on Schedule 2 attached hereto. The disclosure of litigation to the Agent or Lenders pursuant to this Section does not necessarily mean that such litigation is of the type described in this Section or that such Guarantor or Borrower believes that such litigation has any merit whatsoever.


8.7. Margin Stock
-----------------

Neither the Guarantor nor any of its Subsidiaries is engaged, principally or as one of its important activity, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X issued by the Board of Governors of the U.S. Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.


8.8. No Default
---------------

No Default or Event of Default has occurred and is continuing or would result from the incurring of any Obligations by each of the Guarantor and the Borrowers. Each of the Guarantor and the Borrowers is not in default under or with respect to any material Contractual Obligation which would result in a Material Adverse Effect on the whole.


8.9. ERISA Compliance
---------------------

Each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan or will be in such compliance prior to the expiration of the remedial amendment period permitted under Section 401(b) of the Code as such remedial amendment period shall be extended by the Internal Revenue Service. No ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (b) failed to make any contribution or payment to any Plan or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.


8.10. Title to Properties
-------------------------

Each of the Guarantor and its Subsidiaries will have on the Closing Date and at all times thereafter, legal title or ownership of, or the right to use pursuant to enforceable and valid agreements or arrangements, all tangible property, both real and personal, and all franchises, licenses, copyrights, patents and know-how, all of the foregoing which are material to the operation of its business as proposed to be conducted.


8.11. Taxes
-----------

Each of the Guarantor and its Subsidiaries has filed all material tax returns required to be filed by any Governmental Authority, and has paid all taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP (or the comparable accounting standards of such Subsidiary's country). There is no proposed tax assessment against such Borrower who would, if the assessment were made, reasonably be expected to adversely affect the ability of the Lenders to collect the Advances.


8.12. Environmental Matters
---------------------------

Except as has been previously reported in RPM's filings with the SEC, the Guarantor and its Subsidiaries have not (i) failed to obtain any permits, certificates, licenses, approvals, registrations and other authorizations which are required under any applicable Environmental Law where failure to have any such permit, certificate, license, approval, registration or authorization would have a Material Adverse Effect; (ii) failed to comply with the terms and conditions of all such permits, certificates, licenses, approvals, registrations and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any notice or demand letter from any regulatory authority issued, entered, promulgated or approved thereunder where failure to comply would have a Material Adverse Effect; or (iii) failed to conduct its business so as to comply in all respects with applicable Environmental Laws where failure to so comply would have a Material Adverse Effect. The disclosure of any failure or alleged failure to the Lenders pursuant to this Section does not necessarily mean that failure is of the type described in this Section or that such allegation has any merit whatsoever.


8.13. Use of Proceeds
---------------------

The proceeds of the Advances are being used by such Borrower for general corporate purposes (including debt refinancing) and will not be used for the purchase or carrying of Margin Stock in violation of Regulations U or X of the Board of Governors of the U.S. Federal Reserve System.

8.14. Regulated Entities
------------------------

Neither the Guarantor nor any of its Subsidiaries is not an "investment company" or an "affiliated person" or a "promoter" or a "principal underwriter" for an "investment company," as such terms are defined in the U.S. Investment Company Act of 1940, as amended.


8.15. Subsidiary Borrowers
--------------------------

All Borrowers are Wholly-Owned Subsidiaries of the Guarantor.

8.16. Insurance
---------------

The property of each of the Guarantor and the Borrowers is insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Guarantor or Borrower operates.


8.17. Copyrights, Patents, Trademarks and Licenses, Etc.
--------------------------------------------------------

Such Guarantor or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person which would have a Material Adverse Effect on the whole. Except as specifically disclosed in Schedule 2, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of such Guarantor, proposed, that has not been previously disclosed in RPM's filings with the SEC, which, in either case, could reasonably be expected to have a Material Adverse Effect.


8.18. Year 2000
---------------

The cost to the Guarantor and its Subsidiaries of any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the computer systems of the Guarantor and its Subsidiaries and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Guarantor's systems interface) and the testing of all such systems and equipment, as so reprogrammed, and of the reasonably foreseeable consequences of year 2000 to the Guarantor and its Subsidiaries (including, without limitation, reprogramming errors and the failure to others' systems or equipment) would not reasonably be expected to result in a Default or Event of Default or have a Material Adverse Effect. To the knowledge of the Guarantor, except for such of the reprogramming referred to in the preceding sentence as may be necessary, which reprogramming the Guarantor expects to complete in a timely fashion, the computer and management information systems of the Guarantor and its Subsidiaries are and, with ordinary course upgrading and maintenance and planned systems conversions and/or upgrades, will continue to be, sufficient to permit the Guarantor to conduct its businesses without a Material Adverse Effect.


8.19. Reimbursement of the December14, 1993 Credit Agreement
------------------------------------------------------------

RPM, concurrently with the receipt by any Borrower of the initial Advance hereunder, shall satisfy in full all its obligations to Credit Lyonnais Chicago Branch ("CLCB"), Credit Lyonnais Cayman Island Branch ("CLCIB") and Credit Lyonnais Belgium ("CLB") pursuant to that certain $30,000,000 Multi-Currency Credit Agreement dated December 14, 1993 (as amended or modified) among RPM, CLCB as agent and certain other banks as direct participants, including CLCB and CLB, and shall apply for the cancellation of the latter agreement.

                       ARTICLE IX - AFFIRMATIVE COVENANTS

So long as any Advance or other Obligation or any interests and/or fees payable thereunder remains unpaid or unsatisfied or the Commitment remains available, RPM will:

9.1. Financial Statements
-------------------------

Deliver to the Agent in form and detail satisfactory to the Agent with sufficient copies for each Lender:

(a) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of the audited and consolidated balance sheet and its accompanying income statement and statement of cash flows of the Guarantor as of the end of such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by an opinion of the independent public accounting firm of Ciulla, Smith & Dale LLP, or other independent certified public accountants of recognized public standing, stating that such financial statements present fairly in all material respects the consolidated financial position of such Guarantor as of the dates indicated and the results of its operations and cash flows for the periods indicated in conformity with GAAP. Such opinion shall not be qualified or limited for any reason, including, without limitation, because of a restricted or limited examination by such accountant of any material portion of such Borrower's records; and

(b) as soon as available, but not later than 60 days after the end of each of such Guarantor's three non-year-end fiscal quarters, a copy of the unaudited consolidated financial statements of such Guarantor setting forth its financial position as of the end of such fiscal quarter and the results of its operations and its cash flows for such quarter, prepared in accordance with GAAP consistently applied (except for footnotes of the type required by the SEC to be included in quarterly reports on Form 10-Q and subject to normal year-end audit adjustments).


9.2. Certificates; Other Information
------------------------------------

Furnish to the Agent with sufficient copies for each Lender:

(a) concurrently with the delivery of the financial statements referred to in Sections 9.1(a) and (b) above, a Compliance Certificate (substantially in the form of Schedule 3 hereto), signed by the chief financial officer of the Guarantor, and if any condition or event which constitutes a Default or any Event of Default exists, a statement in such certificate specifying in reasonable detail the nature and period of existence thereof and the action such Guarantor or Borrower has taken, is taking or proposes to take with respect thereto;

(b) promptly upon their becoming available, copies all material registration statements and all periodic reports (other than any registration statements on Form S-8 or its equivalent), if any, which such Guarantor shall have filed with the U.S. Securities and Exchange Commission (or any successor agency), ; and

(c) promptly, such additional business, financial, corporate affairs and other information as the Agent, at the request of any Lender, may from time to time reasonably request.


9.3. Notices
------------

Promptly notify the Agent and each Lender in writing of the following conditions, events or situations to the extent they have not been previously disclosed in RPM's filings with the SEC and to the extent that the failure to give such notice would result in a Material Adverse Effect:

(a) promptly after the management of the Guarantor knows that any Event of Default or Default has occurred and is continuing, the occurrence of any Default or Event of Default;

(b) (i) any breach or non-performance of, or any default under, any Contractual Obligation of such Guarantor or any Borrower which could result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between such Guarantor or any Borrower and any Governmental Authority which could result in a Material Adverse Effect;

(c) the commencement of, or any material development in any litigation or proceeding affecting such Guarantor or any Borrower (i) which has a reasonable possibility of resulting in liability to the Guarantor or any Borrower in the amount of EUR 10,000,000 or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement;

(d) any complaint, order, citation, notice or other written communication from and Person with respect to, or if RPM becomes aware after due inquiry of, (i) the existence or alleged existence of a violation of any applicable Environmental Law or Environmental Liability at, upon, under or within any property now or previously owned, leased, operated or used RPM or any of its Subsidiaries or any part thereof, or due to the operations or activities of RPM, any Subsidiary on or in connection with such property or any part thereof (including receipt by the Guarantor or any Subsidiary of any notice of the happening of any event involving the Release of a reportable quantity under any applicable Environmental Law or cleanup of any Hazardous Substance), (ii) any Release on such property or any part thereof in a quantity that is reportable under any applicable Environmental Law, (iii) the commencement of any cleanup pursuant to or in accordance with any applicable Environmental Law of any Hazardous Substances on or about such property or any part thereof and (iv) and pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, in each case which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(e) if and when the Guarantor or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of a senior officer setting forth details as to such occurrence and action, if any, which the Guarantor or member of the Controlled Group is required or proposes to take;

(f) any Material Adverse Effect subsequent to the date of the most recent audited financial statements of RPM and its Subsidiaries delivered to the Lenders pursuant to Section 9.1(a).

Each notice pursuant to this section shall be accompanied by a written statement signed by the chief financial officer of RPM setting forth details of the occurrence referred to therein, and stating what action RPM proposes to take with respect thereto and at what time. Each notice under Section 9.3(a) shall describe with particularity the provisions of this Agreement that have been breached.


9.4. Preservation of Corporate Existence Rights
-----------------------------------------------

(a) Except as permitted in Section 10.2, maintain and preserve in full force and effect its corporate (or other form of) existence and good standing under the laws of its jurisdiction of incorporation provided that nothing herein shall prevent (i) the merger or dissolution of any Subsidiaries of the Guarantor into such Guarantor so long as such Guarantor is the surviving corporation, (ii) the merger of any Subsidiary of the Guarantor into any other Subsidiary of the Guarantor, or (iii) the sale of any Subsidiary of the Guarantor which is not a Significant Subsidiary. It is understood that the preservation and maintenance of rights, privileges and franchises shall not prevent such Guarantor and its Subsidiaries from disposing of assets in any transaction not otherwise prohibited pursuant to this Section 9.4 or Section 10.2 hereof.

(b) Maintain and preserve all rights or privileges necessary or desirable in the normal operation of its business and keep all of its property necessary to its business in good working order and condition (having regard to the condition of such properties at the time such properties were acquired by such Guarantor or Borrower), normal wear and tear excepted.


9.5. Insurance
--------------

Maintain with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by companies of established reputation engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other companies of established reputation. Upon request of the Agent or any Lender, such Borrower shall furnish the Agent, with sufficient copies for each Lender, at reasonable intervals (which prior to the occurrence of an Event of Default shall not exceed one time in any 12 month period), a certificate of the chief financial officer of RPM (and, if requested by the Agent, any insurance broker of such Borrower) setting forth the nature and extent of all insurance maintained by such Borrower in accordance with this Section 9.5.


9.6. Payment of Obligations
---------------------------

Pay all material taxes, assessments, governmental charges and other obligations (the failure of which to pay would result in a Material Adverse Effect) when due, except as may be contested in good faith or those as to which a bona fide dispute may exist and for which adequate reserves have been provided if required by GAAP (or the comparable accounting standards of such Borrower's country) and the non-payment of which does not materially affect the Borrower's title to or right to use any of its property in the aggregate.


9.7. Compliance with Laws
-------------------------

The Guarantor will comply, and will cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental body or regulatory authority (including, without limitation, all Environmental Laws), a breach of which would have a Material Adverse Effect, except where contested in good faith and by proper proceedings.


9.8. Inspection of Property and Books and Records
-------------------------------------------------

Maintain proper books of record and account in conformity with GAAP (or the comparable accounting standards of such Borrower's country) consistently applied and permit representatives and independent contractors of the Agent or any Lender to visit and inspect any of its properties, to examine corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its respective officers and independent public accountants upon reasonable prior notice and at such reasonable times during normal business hours.


9.9. Use of Drawings
--------------------

Use the proceeds of the Advances solely to refinance Indebtedness and other general lawful corporate purposes. Issue of Guarantees and Letters of Credit are for general lawful corporate purposes.


9.10. Further Assurances
------------------------

Execute and deliver to the Agent such further instruments and do such other further acts as the Agent or the Lenders may reasonably request to carry out more effectively the purposes of this Agreement and any related documents.



                         ARTICLE X - NEGATIVE COVENANTS

So long as any Advance or other Obligation or any interests and/or fees payable thereunder remains unpaid or unsatisfied or the Commitment remains available, RPM will not:

10.1. Liens, Etc.
-----------------

Create or suffer to exist any Lien, upon or with respect to any of its properties, whether now owned or hereafter acquired, in each case to secure or provide for the payment of any Indebtedness of any Person, other than the following ("Permitted Liens"):

(a) Purchase money liens or purchase money security interests upon or in any property acquired or held by such Guarantor or Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property;

(b) Any Lien existing on the property of such Guarantor or Subsidiary on the Closing Date and any extension, renewal or replacement Lien (each a "Replacement Lien") arising out of the extension, renewal or replacement of the related obligation secured by such Lien, so long as any such Replacement Lien does not extend to property not covered by the Lien replaced or renewed;

(c) Liens for taxes, fees, assessments or other Governmental charges or statutory obligations which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by
       Section 8.11, provided that no notice of Lien has been filed or recorded under the Code;

(d) Liens arising in the ordinary course of business in connection with obligations that are not overdue or which are being contested in good faith and by appropriate proceedings, including, but not limited to Liens under bid, performance and other surety bonds, supersedes and appeal bonds, Liens on advance or progress payments received from customers under contracts for the sale, lease or license of goods, software or services and upon the products being sold or licensed, in each case securing performance of the underlying contract or the repayment of such advances in the event final acceptance of performance under such contracts does not occur; and Liens upon funds collected temporarily from others pending payment or remittance on their behalf;

(e) Liens (other than any Lien imposed by ERISA) required in ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

(f) Liens, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of such Guarantor or Subsidiary;

(g) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by such Guarantor or Subsidiary in excess of those set forth by regulations promulgated by the U.S. Federal Reserve Board or other central bank or similar Governmental Authority, and (ii) such deposit account is not intended by such Guarantor or Subsidiary to provide collateral to the depository institution;

(h) Any Lien on any asset existing at the time such asset is acquired by such Guarantor or Subsidiary or is merged into or consolidated with such Guarantor or Subsidiary and not created in contemplation of such event and any Replacement Lien (as defined in clause (b) above) arising out of the extension, renewal or replacement of the related obligation secured by such Lien, so long as any such Replacement Lien does not extend to property not covered by the Lien replaced or renewed;

PROVIDED that the aggregate principal amount of the Indebtedness secured by the Liens referred to in clauses (a), (b) and (h) above shall not at any time exceed five percent of RPM's Consolidated Total Assets.


10.2. Mergers, Consolidations and Dispositions of Assets
--------------------------------------------------------

(a)    Consolidate or merge with or into any other Person, or

(b) Sell, lease or otherwise transfer, directly or indirectly, in one transaction or a series of related transactions, all or substantially all of its business or assets; or

(c) Sell any Significant Subsidiary or any Borrower to which there is any Drawing outstanding;

provided that, if immediately after giving effect to such transaction, no Default shall have occurred and be continuing, nothing herein shall prevent (i) the merger or dissolution of any Subsidiaries of the Guarantor into such Guarantor so long as such Guarantor is the surviving corporation, (ii) the merger of any Subsidiary of the Guarantor into any other Subsidiary of the Guarantor, or (iii) the sale of any Subsidiary of the Guarantor which is not a Significant Subsidiary.


10.3. Use of Proceeds
---------------------

Use any portion of any Advance, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance Indebtedness of the Borrowers, their Subsidiaries or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any margin Stock.


10.4. Accounting Changes
------------------------

Make any material change in accounting treatment or reporting practices, except
(a) as required or permitted by GAAP (or the comparable accounting standards of such Guarantor or Subsidiary's country) and (b) as disclosed in the notes accompanying the financial statements delivered pursuant to Sections 9.1(a) and
(b) hereof.


10.5. Leverage Ratio
--------------------

Permit Indebtedness of the Guarantor and its Subsidiaries, determined on a consolidated basis, on any date to exceed 65% of the sum of such Indebtedness and consolidated shareholders' equity of the Guarantor and its Subsidiaries on such date.

10.6. Ratio of EBIT to Interest Expense
---------------------------------------

Permit the ratio, calculated as at the end of each fiscal quarter ending after the Closing Date for the four fiscal quarters then ended, of Consolidated EBIT for such period to Consolidated Interest Expense for such period to be less than 3:1.



                         ARTICLE XI - EVENTS OF DEFAULT

11.1. Events of Default
-----------------------

Any of the following shall constitute an "Event of Default":

(a) A Borrower fails to pay (i) any principal of, or (ii) interest and/or fee on, or (iii) any other amount payable on any Drawing within five Business Days after the due date thereof; or

(b) Any representation or warranty made by the Guarantor or a Borrower herein or in any document delivered to the Lenders in connection with this Agreement proves to have been incorrect in any material respect when made; or

(c) The Guarantor or a Borrower fails to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and the failure to perform or observe such other term, covenant or agreement remains unremedied for 30 days after notice thereof to the Guarantor or any Borrower by the Agent or any Lender and results in a Material Adverse Effect; or

(d) The Guarantor or any of its Subsidiaries fails to pay any principal of or premium or interest on any Indebtedness which is outstanding in a principal amount of at least EUR 20,000,000 (or its equivalent in any Alternative Currency) in the aggregate (but excluding Indebtedness arising under this Agreement) of such Guarantor or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event occurs or condition exists under any agreement or instrument relating to any such Indebtedness and continues after the applicable grace period, if any, specified in such agreement or instrument expires, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness is declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

(e) Any judgment for the payment of money in excess of EUR 35,000,000 in the aggregate (or its equivalent in any Alternative Currency) is rendered by a court or courts against the Guarantor or any of its Subsidiaries (excluding any amount of such a judgment as to which an acceptable insurer has acknowledged liability), provided that

       - within 10 days from the date of entry thereof, such judgment has not been discharged, or

       - within 10 days from the date of entry thereof, a stay of execution thereof has not been procured, or

       - within said period of 10 days (or such longer period during which execution of the judgment shall have been stayed), no appeal has been lodged and accepted so that the execution thereof has been stayed during such appeal; or

(f) The Guarantor or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of EUR 20,000,000 (or its equivalent in any Alternative Currency) for which it shall have become liable under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Pension Liabilities in excess of EUR 20,000,000 shall be filed under Title IV of ERISA by the Guarantor or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Plan or Plans having aggregate Unfunded Pension Liabilities in excess of EUR 20,000,000; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan or Plans having aggregate Unfunded Pension Liabilities in excess of EUR 20,000,000 must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause the Guarantor or any member of the Controlled Group to incur a current payment obligation in excess of EUR 20,000,000; or

(g) RPM fails in any material respect to perform or observe any term, covenant or agreement under its guaranty in Article VI; or such guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or RPM or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or

(h) RPM (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise, (ii) voluntarily ceases to conduct its business, (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(i) One or more of the following occurs: (x) an involuntary Insolvency Proceeding is commenced or filed against the Guarantor or any Guarantor's Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Guarantor or any Guarantor's Subsidiaries, properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 90 days after commencement, filing or levy; (y) the Guarantor or any Guarantor's Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any

       Insolvency Proceeding; or (z) the Guarantor or any Guarantor's Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.


11.2. Remedies
--------------

If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, all the Lenders,

(a) declare the Commitment of the Lenders to make Drawings to be terminated, whereupon such Commitment shall forthwith be terminated;

(b) declare the unpaid principal amount of all outstanding Drawings, all interest and/or fees accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other related document to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

(c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under this Agreement or applicable law;

PROVIDED, however, that upon the occurrence of any event specified in paragraph
(h) or (i) of Section 11.1 above (in the case of clause (x) of paragraph (i), upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Drawings shall automatically terminate without notice to the Borrowers and the unpaid principal amount of all outstanding Drawings and all interest and/or fees and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Lender and without notice to the Borrowers; and PROVIDED further, that in any case, the Lenders may, in their sole and absolute discretion, waive any Event of Default.



                             ARTICLE XII - THE AGENT

12.1. Authorization and Action
------------------------------

Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Indebtedness resulting from the Drawings), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all the Lenders; PROVIDED, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary, in the Agent's opinion, to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.


12.2. Agent's Reliance, Etc
---------------------------

Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct.

Without limitation of the generality of the foregoing, the Agent: (a) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Guarantor or any Borrower or to inspect the property (including the books and records) of the Guarantor or the Borrowers; (d) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telefax, e-mail) believed by it to be genuine and signed or sent by the proper party or parties.


12.3. DBSA and Affiliates
-------------------------

DBSA and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Guarantor, any of its Subsidiaries and any Person who may do business with or own securities of any Guarantor or any such Subsidiary, all as if DBSA was not the Agent and without any duty to account therefor to the Lenders.


12.4. Indemnification
---------------------

The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective aggregate principal amount of Drawings then made by each of them (or if no such Drawings are at the time outstanding, ratably according to their respective Allocation Percentages), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this

Agreement, PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share (pursuant to its Allocation Percentage) of any out-of-pocket expenses (including counsel and paralegal fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers.



                          ARTICLE XIII - MISCELLANEOUS

13.1. Amendments
----------------

No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same is in writing and signed by all the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


13.2. Notices
-------------

All notices and other communications provided for hereunder shall be in writing (including facsimile and e-mail communication) and delivered, if to the Guarantor or a Borrower, at the address listed beneath its signature on the signature pages hereof; if to any Lender, at the address for notices specified beneath its name on the signature pages hereof; and if to the Agent, at its address for notices listed beneath its signature on the signature pages hereof. Any party hereto may in a written notice to the other parties change its address or other information relating to payment. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.


13.3. No Waiver; Remedies
-------------------------

No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


13.4. Expenses
--------------

If an Event of Default occurs, the Borrowers shall pay or reimburse each Lender and the Agent within thirty (30) Business Days after demand for all costs and expenses incurred by them as a result of such Event of Default and collection, enforcement, bankruptcy, insolvency and other proceeding resulting therefrom.


13.5. Right of Set-off
----------------------

Upon (i) the occurrence and during the continuance of any Event of Default and
(ii) the making of the request or the granting of the consent specified by
Section 11.2 to authorize the Agent to declare the Drawings due and payable pursuant to the provisions of Section 11.2, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement. Each Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.


13.6. Judgment Currency Conversions
-----------------------------------

(a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the "Original Currency"), into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures DBSA could purchase the Original Currency with the Other Currency in Brussels, Belgium on the second Business Day preceding that on which final judgment is given.

(b) The obligation of any Borrower in respect of any sum due in the Original Currency from it to any Lender or the Agent hereunder held by such Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such Other Currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase Euros with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or the Agent (as the case may be) in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or the Agent (as the case may be) in the Original Currency, such Lender or the Agent (as the case may be) agrees to remit such excess to the Borrower or Borrowers making the payment.

13.7. Binding Effect
--------------------

This Agreement shall become effective when it shall have been executed by the Guarantor and the Borrowers and the Agent and when the Agent has been notified by each Lender named on the signature pages hereof that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agent and each Lender and their respective successors and assigns, except that neither the Guarantor nor any Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.


13.8. Participations
--------------------

Each Lender may assign any Drawing or Drawings or all or any part of its Commitment (i) to any affiliate thereof, (ii) to any other Lender, or (iii) with the consent of the Guarantor and the Agent, which consents shall not be unreasonably withheld, to any other bank or financial institution or fund; provided that (x) any assignment shall not be less than EUR 5,000,000 or, if less, shall constitute an assignment of all of such Lender's Commitment and Drawings and (y) the Guarantor shall be deemed to be reasonable in withholding consent if the assignee is not exempt from United States withholding taxes.

Upon execution by the assignor and the assignee of an instrument pursuant to which the assignee assumes such rights and obligations, payment by such assignee to such assignor of an amount equal to the purchase price agreed between such assignor and such assignee and delivery to the Agent and the Guarantor of an executed copy of such instrument together with payment by such assignee to the Agent of a processing fee of EUR 2,500, such assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were a Lender hereunder and the assignor shall be, to the extent of such assignment (unless otherwise provided therein) released from its obligations under this Agreement. Upon the consummation of such assignment, the Borrower shall make appropriate arrangements so that, if required, new Drawings are issued to the assignor and the assignee. Such assignee shall, prior to the effectiveness of the applicable instrument of assumption, deliver to the Guarantor and the Agent certification as to exemption from deduction or withholding of taxes in accordance with Section 2.5.

Each Lender may (without the consent of any other party to this Agreement) sell participations in all or any part of any Drawing or Drawings made by it to another bank or other entity, in which event the participant shall not have any rights under this Agreement (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favour of the participant relating thereto).

The Guarantor agrees that each participant shall be entitled to the benefits of
Section 2.4 (Increased Costs), Section 2.6 (Illegality) and Section 2.7 (Sharing of Payments) with respect to its participation; provided that no participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such participant had no such transfer occurred.

Each Lender may furnish any information concerning the Guarantor and its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) which have agreed in writing to be bound by the provisions of Section 13.8 (b) hereof. The Agent and the Guarantor may, for all purposes of this Agreement, treat any Lender as a Lender until written notice of assignment or other transfer shall have been received by them from such Lender.


13.9. Execution in Counterparts
-------------------------------

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


13.10. Severability
-------------------

The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.


13.11. Governing law and jurisdiction
-------------------------------------

(a) This agreement shall be governed by, and construed in accordance with, the law of Belgium.

(b) Any legal action or proceeding with respect to this Agreement and any other related documents may be brought in the courts of Brussels, and by execution and delivery of this Agreement, each of the Guarantor and the Borrowers, the Agent and the Lenders consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each of the Guarantor and the Borrowers, the Agent and the Lenders irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto. The Guarantor, the Borrowers, the Agent and the Lenders each waive personal service of any summons, complaint or other process, which may be made by any other means permitted by Belgium law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


RPM, INC.


By:    /s/ Keith R. Smiley
Name:  Keith R. Smiley
Title: V.P. - Treasurer





Address for notices:

RPM, Inc.
2628 Pearl Road
P. O. Box 777
Medina, Ohio 44258
Attention:  Keith Smiley
Facsimile:  1-330-225 65 74
Telephone:  1-330-273 88 37

CARBOLINE EUROPE LTD.


By:    /s/ Keith R. Smiley
Name:  Keith R. Smiley
Title: Authorized Representative




Address for notices:

Carboline Europe Ltd.
Torrington Avenue
Coventry CV4 9TJ
United Kingdom
Attention:  Mark Hotchin
Facsimile:  44-780-813 89 54
Telephone:  44-12 03 69 41 47


With a copy  to:

Carboline Europe Ltd.
c/o RPM, Inc.
2628 Pearl Road
P. O. Box 777
Medina, Ohio 44258
Attention:  Keith Smiley
Facsimile:  1-330-225 65 74
Telephone:  1-330-273 88 37

MARTIN MATHYS N.V.


By:     /s/ Keith R. Smiley
Name:   Keith R. Smiley
Title:  Authorized Representative




Address:
Martin Mathys N.V.
Kolenbergstraat 23
B - 3545 Halen


Address for notices:

Martin Mathys N.V.
c/o RPM Europe B.V.
Braak 1
NL - 4704 RJ Roosendaal
Attention: Kurt Allen
Facsimile: 31-16 55 60 646
Telephone: 31-16 55 69 340


With a copy to:

Martin Mathys N.V.
c/o RPM, Inc.
2628 Pearl Road
P.O. Box 777
Medina, Ohio 44258
Attention: Keith Smiley
Facsimile: 1-330-225 65 74
Telephone: 1-330-273 88 37

RADIANT COLOR N.V.


By:    /s/ Keith R. Smiley
Name:  Keith R. Smiley
Title: Authorized Representative




Address for notices:

Radiant Color N.V.
Europark 1046
B - 3530 Houthalen
Attention:  Frank Rutten
Facsimile:  011/52.66.79
Telephone:  011/52.49.22


With a copy to:

Radiant Color N.V.
c/o RPM, Inc.
2628 Pearl Road
P.O. Box 777
Medina, Ohio 44258
Attention:  Keith Smiley
Facsimile:  1-330-225 65 74
Telephone:  1-330-273 88 37

RPM BELGIUM N.V.


By:    /s/ Keith R. Smiley
Name:  Keith R. Smiley
Title: Authorized Representative




Address for notices:

RPM Belgium N.V.
Henri Dunantstraat 11b
Industriepark Noord
B - 8700 Tielt
Attention:  Martine De Witte
Facsimile:  051/40.00.71
Telephone:  051/40.38.01


With a copy  to:

RPM Belgium N.V.
c/o RPM, Inc.
2628 Pearl Road
P.O. Box 777
Medina, Ohio 44258
Attention:  Keith Smiley
Facsimile:  1-330-225 65 74
Telephone:  1-330-273 88 37

RPM EUROPE B.V.


By:    /s/ Keith R. Smiley
Name:  Keith R. Smiley
Title: Authorized Representative




Address for notices:

RPM Europe B.V.
Braak 1
NL - 4704 RJ Roosendaal
Attention: Kurt Allen
Facsimile: 31-16 55 60 646
Telephone: 31-16 55 69 340


With a copy  to:

RPM Europe B.V.
c/o RPM, Inc.
2628 Pearl Road
P. O. Box 777
Medina, Ohio 44258
Attention:  Keith Smiley
Facsimile:  1-330-225 65 74
Telephone:  1-330-273 88 37

RPM HOLDINGS UK LTD.


By:    /s/ Keith R. Smiley
Name:  Keith R. Smiley
Title: Authorized Representative




Address for notices:

RPM Holdings UK Ltd.
Clifton House
Bunnlan Place
BASINGSTOKE
HAMPSHIRE RG 21 7 JE
United Kingdom
Attention:  Mark Hotchin
Facsimile:  44-780-813 89 54
Telephone:  44-12 03 69 41 47


With a copy  to:

RPM Holdings UK Ltd.
c/o RPM, Inc.
2628 Pearl Road
P. O. Box 777
Medina, Ohio 44258
Attention:  Keith Smiley
Facsimile:  1-330-225 65 74
Telephone:  1-330-273 88 37

RPM LUX CONSULT S.A.


By:    /s/ Keith R. Smiley
Name:  Keith R. Smiley
Title: Authorized Representative




Address:
RPM Lux Consult S.A.
Rue de la Gare 18
L - 6117 Junglinster


Address for notices:

RPM Lux Consult S.A.
c/o RPM Belgium N.V.
Henri Dunantstraat 11b
Industriepark Noord
B - 8700 Tielt
Attention:  Martine De Witte
Facsimile:  051/40.00.71
Telephone:  051/40.38.01


With a copy  to:

RPM Lux Consult S.A.
c/o RPM, Inc.
2628 Pearl Road
P. O. Box 777
Medina, Ohio 44258
Attention:  Keith Smiley
Facsimile:  1-330-225 65 74
Telephone:  1-330-273 88 37

RPOW (FRANCE) S.A.


By:    /s/ Keith R. Smiley
Name:  Keith R. Smiley
Title: Authorized Representative




Address:
RPOW (France) S.A.
Rue Jules Verne 11
F - 95322 Saint-Leu La Foret


Address for notices:

RPOW (France) S.A.
c/o RPM Europe B.V.
Braak 1
NL - 4704 RJ Roosendaal
Attention:  Kurt Allen
Facsimile:  31-16 55 60 646
Telephone:  31-16 55 69 340


With a copy  to:

RPOW (France) S.A.
c/o RPM, Inc.
2628 Pearl Road
P. O. Box 777
Medina, Ohio 44258
Attention:  Keith Smiley
Facsimile:  1-330-225 65 74
Telephone:  1-330-273 88 37

RPOW UK Ltd.


By:    /s/ Keith R. Smiley
Name:  Keith R. Smiley
Title: Authorized Representative




Address:

RPOW UK Ltd.
Clifton House
Bunnlan Place
BASINGSTOKE
HAMPSHIRE RG 21 7 JE
United Kingdom


Address for notices:

RPOW UK Ltd.
c/o RPM, Inc.
2628 Pearl Road
P. O. Box 777
Medina, Ohio 44258
Attention:  Keith Smiley
Facsimile:  1-330-225 65 74
Telephone:  1-330-273 88 37

STONHARD DEUTSCHLAND GMBH


By:    /s/ Keith R. Smiley
Name:  Keith R. Smiley
Title: Authorized Representative




Address:
Stonhard Deutschland GmbH
Shumanstrasse 18
52146 Wurselen/Aachen
Germany


Address for notices:

Stonhard Deutschland GmbH
c/o Stonhard European Headquarters
143 Woluwelaan
B - 1831 Diegem
Attention:  Michel Nolis
Facsimile:  32-2-720 47 27
Telephone:  32-2-720 89 82


With a copy  to:

Stonhard Deutschland GmbH
c/o RPM, Inc.
2628 Pearl Road
P. O. Box 777
Medina, Ohio 44258
Attention:  Keith Smiley
Facsimile:  1-330-225 65 74
Telephone:  1-330-273 88 37

TREMCO LTD.


By:    /s/ Keith R. Smiley
Name:  Keith R. Smiley
Title: Authorized Representative




Address for notices:

Tremco Ltd.
Edinburgh Avenue 393
Slough SL 1 4UF
United Kingdom
Attention:  Peter Crawford
Facsimile:  44-17 53 82 26 40
Telephone:  44-17 53 69 16 96


With a copy  to:

Tremco Ltd.
c/o RPM, Inc.
2628 Pearl Road
P. O. Box 777
Medina, Ohio 44258
Attention:  Keith Smiley
Facsimile:  1-330-225 65 74
Telephone:  1-330-273 88 37

DEUTSCHE BANK S.A., as "Agent"



By:               /s/ Denis Cambier                    /s/ Vincent Pinte
Name:             Denis CAMBIER                        Vincent PINTE
Title:            Corporate Finance Officer            Corporate Finance Manager




Address for notices:

Marnix Avenue 17
B - 1000 Brussels
Attention:   Mr. Thierry Mathieu
Facsimile:   32-2-551 63 09
Telephone:   32-2-551 69 53

DEUTSCHE BANK S.A., as a "Lender"



By:               /s/ Denis Cambier                    /s/ Vincent Pinte
Name:             Denis CAMBIER                        Vincent PINTE
Title:            Corporate Finance Officer            Corporate Finance Manager




Lending Office and Address for notices:

Marnix Avenue 17
B - 1000 Brussels
Attention:   Mr. Thierry Mathieu
Facsimile:   32-2-551 63 09
Telephone:   32-2-551 69 53

DEUTSCHE BANK AG LONDON, as a "Lender"


By:                  /s/ Alan Richardson                       /s/ Tanja Schnell
Name:                Alan Richardson                           Tanja Schnell
Title:               Director                                  Manager




Lending Office and Address for notices:

Winchester House
1 Great Winchester Street
London EC2N 2DB
Attention:   Credit Administration - Roger Penn
Facsimile:   44-171-545 4638
Telephone:   44-171-545 7137